CARGILL DIRECT

CD PROTEIN AND GRAIN RISK MANAGEMENT PROGRAM

Disclosure Document

JANUARY 12, 2006

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS TRADING PROGRAM NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THE DELIVERY OF THIS DISCLOSURE DOCUMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO OCTOBER 11, 2006.

NO PERSON IS AUTHORIZED BY CARGILL DIRECT TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DISCLOSURE DOCUMENT.

THE DATE ON WHICH CARGILL DIRECT FIRST INTENDS TO USE THIS DISCLOSURE DOCUMENT IS JANUARY 12, 2006. THIS DISCLOSURE DOCUMENT MAY NOT BE UTILIZED PRIOR TO SUCH DATE OR AFTER OCTOBER 11, 2006.

CARGILL DIRECT

15407 McGinty Road West, Mailstop 19, Wayzata MN 55391
Ph: 952-742-2501

A Delaware corporation registered with
the Commodity Futures Trading Commission
as a Commodity Trading Advisor

*Certain portions of this agreement have been omitted and filed separately with the Commission pursuant to a confidential treatment request.

RISK DISCLOSURE STATEMENT

THE RISK OF LOSS IN TRADING COMMODITIES CAN BE SUBSTANTIAL. YOU SHOULD THEREFORE CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE OR TO AUTHORIZE SOMEONE ELSE TO TRADE FOR YOU, YOU SHOULD BE AWARE OF THE FOLLOWING:

IF YOU PURCHASE A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE PREMIUM AND OF ALL TRANSACTION COSTS.

IF YOU PURCHASE OR SELL A COMMODITY FUTURE OR SELL A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE INITIAL MARGIN FUNDS AND ANY ADDITIONAL FUNDS THAT YOU DEPOSIT WITH YOUR BROKER TO ESTABLISH OR MAINTAIN YOUR POSITION. IF THE MARKET MOVES AGAINST YOUR POSITION, YOU MAY BE CALLED UPON BY YOUR BROKER TO DEPOSIT A SUBSTANTIAL AMOUNT OF ADDITIONAL MARGIN FUNDS, ON SHORT NOTICE, IN ORDER TO MAINTAIN YOUR POSITION. IF YOU DO NOT PROVIDE THE REQUESTED FUNDS WITHIN THE PRESCRIBED TIME, YOUR POSITION MAY BE LIQUIDATED AT A LOSS, AND YOU WILL BE LIABLE FOR ANY RESULTING DEFICIT IN YOUR ACCOUNT.

UNDER CERTAIN MARKET CONDITIONS, YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE A POSITION. THIS CAN OCCUR, FOR EXAMPLE, WHEN THE MARKET MAKES A "LIMIT MOVE."

THE PLACEMENT OF CONTINGENT ORDERS BY YOU OR YOUR TRADING ADVISOR, SUCH AS A "STOP-LOSS" OR "STOP-LIMIT" ORDER, WILL NOT NECESSARILY LIMIT YOUR LOSSES TO THE INTENDED AMOUNTS, SINCE MARKET CONDITIONS MAY MAKE IT IMPOSSIBLE TO EXECUTE SUCH ORDERS.

A "SPREAD" POSITION MAY NOT BE LESS RISKY THAN A SIMPLE "LONG" OR "SHORT" POSITION.

THE HIGH DEGREE OF LEVERAGE THAT IS OFTEN OBTAINABLE IN COMMODITY TRADING CAN WORK AGAINST YOU AS WELL AS FOR YOU. THE USE OF LEVERAGE CAN LEAD TO LARGE LOSSES AS WELL AS GAINS.

IN SOME CASES, MANAGED COMMODITY ACCOUNTS ARE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY FEES. IT MAY BE NECESSARY FOR THOSE ACCOUNTS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS, BEGINNING AT PAGE 5, A COMPLETE DESCRIPTION OF EACH FEE TO BE CHARGED TO YOUR ACCOUNT BY THE COMMODITY TRADING ADVISOR.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ASPECTS OF THE COMMODITY MARKETS. YOU SHOULD THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND COMMODITY TRADING BEFORE YOU TRADE, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 5 THROUGH 8.

THIS COMMODITY TRADING ADVISOR IS PROHIBITED BY LAW FROM ACCEPTING FUNDS IN THE TRADING ADVISOR'S NAME FROM A CLIENT FOR TRADING COMMODITY INTERESTS. YOU MUST PLACE ALL FUNDS FOR TRADING IN THIS TRADING PROGRAM DIRECTLY WITH A FUTURES COMMISSION MERCHANT.

CARGILL DIRECT

Disclosure Document

TABLE OF CONTENTS

INTRODUCTION

Cargill Commodity Services Inc., doing business as Cargill Direct (the "Advisor" or "CD"), will provide advice to Protein and Grain users on an individualized basis to help them manage the price risk on their Protein and Grain requirements.

CD will advise its Clients pursuant to a Protein and Grain risk management program (the "Protein and Grain Risk Management Program"). Under the Protein and Grain Risk Management Program, a CD representative will consult individually with a client (each a "Client," or collectively "Clients") to develop a Protein and Grain price risk management plan tailored to achieving specific protein and grain risk management goals of the Client. Based upon the Protein and Grain Risk Management Program, CD will make recommendations intended to reduce the Client's exposure to the volatility of protein and grain markets, with an additional goal of reducing the Client's protein and grain costs. Such recommendations will be informed by each Client's particular circumstances, financial goals and risk tolerance. CD will also make recommendations to its Clients with respect to hedging transactions in futures contracts, options on futures contracts, and OTC transactions. Commodities involved in such transactions will be protein and grain products (soybean meal, corn, and wheat). Advice regarding hedging transactions may be tailored to the client's particular needs and risk tolerance, or may be uniform non-tailored advice based on CD's judgment regarding the overall market. CD may either recommend specific transactions to the Client in furtherance of the risk management plan or the Client may opt, through granting a power of attorney to CD, to have CD enter into futures and options contract transactions for the Client's account and/or may enter into cash market transactions on behalf of the Client. Although there are no restrictions or limitations on CD's trading activity other than those communicated by Client, the Advisor will not recommend transactions to a Client or place futures or options trades for a Client's account that are intended to be speculative in nature. However, although CD's protein and grain risk management plans are designed to hedge rather than speculate, futures trading is inherently speculative. Futures trading can lead to substantial losses as well as gains, and each prospective investor should carefully consider the risks involved in commodity futures and options trading before trading under the Protein and Grain Risk Management Program. See "Risk Factors."

THE ADVISOR

Cargill Commodity Services Inc., doing business as CD, is a Delaware corporation organized on January 29, 1999. Cargill Commodity Services Inc. was registered with the Commodity Futures Trading Commission ("CFTC") as an introducing broker on October 19, 1999 and was registered with the CFTC as a commodity trading advisor ("CTA") and a commodity pool operator on September 4, 2001 and is a member of the National Futures Association ("NFA") in such capacities. Cargill Commodity Services, Inc. is a wholly owned subsidiary of Cargill, Incorporated ("Cargill"). Cargill is a major worldwide merchant, processor and transporter of agricultural and other bulk commodities that was founded in 1865.

The principal office of CD is located at 15407 McGinty Road West, Wayzata, Minnesota 55391; telephone 952-742-2501. The first date on which CD intends to use this Disclosure Document is January 12, 2006.

CD's advisory services are performed by its principal, Clayton Weiby, and various individuals who are registered with the NFA as Associated Persons of Cargill Commodity Services, Inc.

Clayton Weiby. Mr. Weiby is Team Leader of Cargill Direct. Mr. Weiby has 8 years of experience in commodity trading and risk management. After receiving a degree in Spanish and Accounting from the University of Saint Thomas in Saint Paul, MN, Mr. Weiby worked for an external accounting firm in Minneapolis, MN as an auditor. Mr. Weiby passed the CPA exam in November 1996.

From 1996-1997, Mr. Weiby worked as an accountant in the Pan American Division of Cargill where he developed an understanding of the overall commodity business while working with counterparts in South America. In 1998, Mr. Weiby joined the Oilseed Processing Division of Cargill where he held various soybean complex trading positions. These positions included Soybean Meal trading in Sioux City, Iowa and managing soy by-products in Wichita, Kansas. Mr. Weiby joined Horizon Milling, a joint venture between Cargill and Cenex Harvest States, in 2002 as a product line manager. During his tenure there, he managed hard red winter wheat origination and trading, implemented Value at Risk (VAR) and stress testing for the business, and further developed his risk management skills including futures, options, and OTC products. Mr. Weiby is presently an employee of Cargill and works on protein and grain risk management projects for internal and third party clients. Mr. Weiby was named Team Leader of CD in August 2004. Mr. Weiby became a registered Associated Person of Cargill Commodity Services, Inc. in December 2003 and became a registered Principal in August 2004. Mr. Weiby will graduate from the University of Minnesota Carlson School of Business in 2005 with a Master of Business Administration degree and a concentration in finance. Mr. Weiby has not previously directed any third party trading accounts.

Cargill, Incorporated, Dennis Inman, Frank Remley, Jean-Francois Muse and Douglas Punke are also Principals of Cargill Commodity Services, Inc., but will not be involved in its protein and grain trading decisions under the Protein and Grain Risk Management Program. These Principals will do no trading in connection with the Protein and Grain Risk Management Program, but may engage in trading under other Cargill Commodity Services, Inc. programs. Specifically, Mr. Muse and Mr. Punke will be engaged in trading in connection with the Cargill Energy Risk Management program, and Mr. Inman and Mr. Remley will be engaged in trading in connection with the Cargill AgHorizons Marketing Services program. Cargill AgHorizons Marketing Services, Cargill Direct and Cargill Energy Services are trade names of Cargill Commodity Services, Inc. Mr. Inman, Mr. Remley, Mr. Muse, Mr. Punke and Mr. Weiby will not trade for their own accounts. Cargill may engage in trading for its own account, but Client will not have access to records of any such trades.

Jean-Francois Muse. Mr. Muse is Vice President of Cargill Commodity Services, Inc. and is Team Manager of Cargill Energy Services. Mr. Muse has 18 years of experience in commodity trading and risk management. After receiving a degree in agricultural engineering from the University of Beauvais in Beauvais, France, Mr. Muse received his Master's degree in agricultural economics from Igia University in Cergy-Pontoise, France. From 1986-1989, Mr. Muse worked with Cargill France, S.A. where he was involved in the worldwide agricultural commodities business. In 1989, Mr. Muse joined Cargill International, S.A. in Geneva, Switzerland, where he held various wholesale petroleum market senior trading positions. Mr. Muse moved to Minneapolis, Minnesota in January 1998 to develop and coordinate the power marketing activities of Cargill-Alliant, LLC (now known as Cargill Power Markets, LLC), a wholesale power marketer and trader, where he remained through June 2001. While with Cargill-Alliant, LLC, Mr. Muse played an instrumental role in re-organizing the management of Cargill's electricity portfolio. In early 2000, his responsibilities subsequently expanded to risk management activities involving natural gas and petroleum products. Mr. Muse is presently an employee of Cargill, currently coordinates the origination and supply of energy to Cargill's many facilities in North America (over $300,000,000 of natural gas purchases alone) and works on energy risk management projects for third party clients. Mr. Muse received an MBA from Carlson Business School at the University of Minnesota in May 2004. Mr. Muse became a registered Associated Person and Principal of Cargill Commodity Services, Inc. in May 2002. Mr. Muse has not previously directed any third party trading accounts.

Douglas E. Punke. Mr. Punke is Vice-President of Cargill Commodity Services, Inc. and is Team Leader of Cargill Energy Services. Mr. Punke joined Cargill as a merchant trainee in 1983. After serving as a feed grain and wheat merchant for the Grain Division of Cargill, he was named the Grain

Division's wheat merchant in May 1990 and the division's corn merchant in December 1990. Mr. Punke was named merchandising manager for Cargill's North American Corn Milling Division in 1991, assistant vice president in April 1996 and vice president in September 1998. In his capacity as merchandising manager, Mr. Punke directed and oversaw the aggregate price risk position of the division and forecasts of the prices of corn futures, corn premium levels, corn gluten feed, meal and corn oil values in order to minimize risk. His responsibilities also included managing the division's energy risk. From 1999 to 2000, Mr. Punke was the risk management advisor in Cargill's eVentures business. In 2001, Mr Punke became Vice President of Cargill Commodity Services, Inc. and manager of Cargill Direct and was named Vice President and Team Leader of North American Grain and Oilseed Crush's Risk Management Services group. Mr. Punke was named Team Leader of Cargill Energy Services in June 2003. Mr. Punke graduated from the University of Illinois in 1983 with a B.S. degree in agricultural economics. Mr. Punke became a registered Associated Person and Principal of Cargill Commodity Services, Inc. in October 2001. Mr. Punke has not previously directed any third party trading accounts.

Dennis Inman. Mr. Inman is President of Cargill Commodity Services, Inc. and is General Manager of Cargill AgHorizons Marketing Services. He is responsible for its oversight and success. Mr. Inman is also Vice President and Customer Solutions Leader for Cargill AgHorizons, which is a Business Unit of Cargill, Incorporated. Cargill AgHorizons provides services and solutions to agriculture producers across the United States. Cargill AgHorizons also handles and trades grain and provides crop inputs to agricultural producers. Mr. Inman began working for Cargill, Incorporated in 1979 after graduating from Minnesota West Technical and Community College. From 1979-1996 he held various positions in grain elevator management, including 13 years from 1983-1996 as manager of Cargill's unit train facility in Pipestone, Minnesota. In 1996, he was named Grain Origination Manager for Cargill's North American Grain Division. In 1998 he was named Assistant Vice President of Cargill's North American Grain Division and in 2001 was named Vice President of Cargill AgHorizons. From 1999-2001 Mr. Inman was Vice President of Cargill Commodity Services, Inc. In June 2005 Mr. Inman was elected President of Cargill Commodity Services, Inc. Mr. Inman initially became a registered Principal of Cargill Commodity Services, Inc. in April 1999 until May 2002. Mr. Inman became a registered Associated Person of Cargill Commodity Services, Inc. in May 2003 and became registered again as a Principal in June 2005. Mr. Inman has not previously directed any third party trading accounts.

Frank Remley. Mr. Remley is the Communication and Risk Manager for Cargill AgHorizons Marketing Services. He is responsible for developing and communicating the marketing action plans for the customers of Cargill AgHorizons Marketing Services. Mr. Remley has 27 years of experience in commodity trading and risk management. Mr. Remley began his career with Cargill Incorporated in 1979 after graduating from the University of Minnesota with a B.S. degree in business administration, majoring in marketing. From 1979-1985, he held various grain merchandising positions. In 1985, he was named grain merchandising manager in Amarillo, Texas. From 1987-1996 he held the General Manager position of the export trading and operations in Tampa, Florida. In 1996 he was named the General Manager of Cargill Malaysia, overseeing the trading and operations of Cargill's feed grain and protein meal import distribution business. In 1998, he returned to a grain risk management product development position in Minneapolis. In 1999 he formed Cargill Commodity Services, Inc. and served as President from 1999 until 2001. Mr. Remley initially became a registered Principal of Cargill Commodity Services, Inc. in April 1999 until May 2002. Mr. Remley became a registered Associated Person of Cargill Commodity Services, Inc. in July 2002 and supported Cargill AgHorizons Marketing Services communication and recommendations as a member of the risk management product development team. In December 2005 Mr. Remley became registered again as a Principal of Cargill Commodity Services, Inc. and returns to Cargill AgHorizons Marketing Services as the Communication and Risk Manager. Mr. Remley has not previously directed any third party trading accounts.

See page 9 for performance history of the Advisor.

THE CD PROTEIN AND GRAIN RISK MANAGEMENT PROGRAM

Advisory Programs

CD will provide advice to protein and grain users on an individualized basis with respect to their overall protein and grain needs. The hedging strategies advised by CD will involve advice with regard to futures and futures options transactions, which may include OTC transactions. CD's hedging advice will generally be tailored to the particular needs, financial goals and risk tolerance of each Client. In certain instances, CD may make uniform non-tailored recommendations to all of its Clients with respect to hedging transactions. Under the Protein and Grain Risk Management Program developed by CD, CD will consult individually with the Client to obtain information about the Client's operations, needs, and risk tolerance. CD will use this information to assist the Client in developing an individualized protein and grain risk management program. Under the Protein and Grain Risk Management Program, specific objectives and recommendations may vary with each Client because each Client will have different circumstances and different goals.

Each customized CD Protein and Grain Risk Management Program will primarily involve assistance to Client from CD in (i) interpreting protein and grain market trends, conditions and other pertinent information and (ii) identifying and implementing appropriate strategy and risk management decisions, which may include and result in the execution of OTC transactions by Cargill on behalf of or directly with Client, between Client and third parties, or in the direct execution by Client of exchange-based transactions.

Advisory Approach

The advisory approach employed by CD is designed to minimize Client exposure to the volatility of the protein and grain markets, and ultimately, the price paid by Client for its protein and grain requirements. The ultimate goal is to provide recommendations that result in the Client purchasing its protein and grain requirements at a net price below the weighted average of the relevant market for the period in question. With respect to risk management strategies, CD will utilize hedging strategies that consist of recommendations of transactions in futures and futures options and OTC transactions. The CD representative will explain both the potential benefits and concomitant risks when such tools are recommended or before they are implemented.

CD will regularly review factors that impact protein and grain markets including macroeconomics, weather, supply and demand, animal profitability, new market developments, and applicable government or regulatory programs, policy or legislation. CD's assessment and analysis of the protein and grain markets will be based in part on information obtained from experienced Cargill protein and grain traders, and access to current protein and grain market information derived from direct Cargill affiliated companies who are participating in the agriculture market and information gained from interfacing with individuals employed by the Risk Management Departments of Cargill.

THE ADVISOR WILL NOT PLACE ANY TRADES FOR A CLIENT'S ACCOUNT OR RECOMMEND TRADES TO A CLIENT THAT ARE INTENDED TO BE SPECULATIVE IN NATURE. The CD information flow is not designed to support day traders or others with a short-term view of the protein and grain markets. Our approach is to achieve an average return consistent with the plan created by CD and the customer.

The preceding description of CD advisory strategy is general and is not intended to be exhaustive. No attempt has been or could be made to provide a precise description of its advisory

strategy because of the discretionary and individualized character of the Protein and Grain Risk Management Program. While CD believes foregoing description of its strategy may be of interest to prospective Clients, all such persons must be aware of the inherent limitations of any such description.

ADVISORY FEES

CD and Client have agreed upon a mutually agreeable compensation structure, which structure is detailed in an Advisory Services Agreement between Client and CD to be executed concurrently with this Disclosure Document. Fees charged to the Client for CD's protein and grain risk management services shall be in the form of any one of the following or a combination thereof: 1) an annual retainer fee ranging between [*] largely depending on customer size, volume and time commitment, and 2) a performance incentive fee of between [*] of CD's positive economic hedging performance. Positive economic hedging performance is either the net gains of hedging program or the extent that hedging program exceeds predetermined benchmarks or budgeted values.

CLEARING FUTURES BROKER AND COMMISSIONS

If a Client authorizes CD to place futures and futures options trades for the Client's account, it will be necessary for the Client to select a futures broker ("futures commission merchant" or "FCM") which will hold the assets of such Client's account and through which trades will be executed. CD is registered with the CFTC as a guaranteed Introducing Broker of First Capitol Group, LLC ("FCG"), a futures commission merchant. Although CD is an Introducing Broker of FCG, each Client will be free to select its own futures commission merchant. In addition, each Client will be free to select what, if any, Introducing Broker will be used for such Client's account. CD will have the right to direct all trades to any FCM or floor broker it chooses for execution with instructions to "give up" to the Client's clearing broker. CD may utilize numerous FCMs and floor brokers (both independent and FCM-affiliated) for trade execution. The FCM chosen by the Client to clear its account will then be required to pay the floor brokerage and additional "give-up" fees to the executing FCM or floor broker from the Client's account. "Give-up" fees normally range from $2.00 to $4.00 per contract. In addition, Clients will be required to sign documentation that specifically authorizes CD to execute orders utilizing a give-up procedure and to enter into give-up agreements with the executing and clearing brokers involved, and authorizing CD to act on behalf of the Client in negotiating those agreements.

Each Client account will pay to its FCM brokerage commissions on its futures and futures options contract transactions. It is possible that substantial brokerage commissions may be generated by CD's trading recommendations, which could negatively impact the profitability of a Client's account.

RISK FACTORS

Trading futures and options contracts and OTC transactions involve a HIGH DEGREE OF RISK. In such trading, the liability of the Client is not limited to the initial investment or the equity in the Client's account but extends to any and all losses. Listed below are some of the risks a Client should carefully consider before participating in the Protein and Grain Risk Management Program. This Disclosure Document does not purport to discuss all of the risks concerning trading in futures and options.

No Performance History of the CD Protein and Grain Risk Management Program

CD has not previously directed any Client accounts and thus has no performance history with respect to its hedging and marketing strategies. The Advisor has directed Client accounts using the

CAMS Module Program and the CES Energy Risk Management Program. See page 9 for further information regarding performance history of the Advisor.

Futures Trading is Speculative and Volatile

Futures prices are highly volatile. Price movements of futures contracts are influenced by, among other things, changing supply and demand relationships; climate; government trade, fiscal, monetary and exchange control programs and policies; national and international political and economic events; and changes in interest rates. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and interest rates. Such intervention is often intended to influence prices directly. None of these factors can be controlled by CD and no assurances can be given that its advice will result in profitable trades for a Client or that a Client will not incur substantial losses.

Futures Markets may be Illiquid

United States futures exchanges impose "daily limits" on the amount by which the price of most futures contracts traded on such exchanges may vary during a single day. Daily limits prevent trades from being executed during a given trading day at a price above or below the daily limit. Once the price of a futures contract has moved to the limit price, it may be difficult, costly or impossible to liquidate a position. Such limits could prevent CD from promptly liquidating unfavorable positions and restrict its ability to exercise or offset futures options held in the Client's account. In addition, even if futures prices have not moved the daily limit, CD may be unable to execute trades at favorable prices if the liquidity of the market is not adequate. It is also possible for an exchange or the CFTC to suspend trading in a particular contract, order immediate settlement of a particular contract or order that trading in a particular contract be conducted for liquidation only.

Futures Trading is Highly Leveraged

Because of the low margin deposits normally required in futures interest contract trading (typically between 2% and 15% of the value of the contract purchased or sold*), positions are typically acquired on a leveraged basis with the result that a small movement in the price of a futures contract may result in a large profit or loss to an account. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. Accordingly, a relatively small price movement in a contract may result in immediate and substantial losses to the investor. Like other leveraged investments, any trade may result in losses in excess of the amount invested. When the market value of a particular open position changes to a point where the margin on deposit in a Client's account does not satisfy the applicable maintenance margin requirement imposed by the FCM, the Client, and not CD, will receive a margin call from the FCM. If the Client does not satisfy the margin call within a reasonable time (which may be as brief as a few hours), the FCM will close out the Client's position.

Although the marketing plans are designed to hedge rather than speculate, futures trading is inherently speculative and recommended trades or trades entered into on behalf of the Client may result in losses in excess of invested amounts. Only Clients who understand and are capable of taking the risks of leveraged and speculative trading highly volatile and concentrated markets should consider trading pursuant to CD's recommendations or placing assets under Advisor's management.

*Margin deposits for OTC transactions are typically greater than those for transactions executed on exchanges. For OTC transactions executed between Client and Cargill, margin requirements will be directly collected by Cargill pursuant to margin provisions in a Master Over-the-Counter Products Agreement separately executed by and between Client and Cargill.

Personal Liability of the Client

Trading pursuant to the Advisor's recommended hedging strategy offers the potential of high returns but also involves a correspondingly high degree of risk. A Client is personally liable for all losses in the Client's account. This liability is not limited to the equity in a Client's account.

Future Performance

Clients must be prepared to incur losses when trading pursuant to Advisors' recommendations. No one should commit more than they can afford to lose (although the amount committed is not a limit to the possible losses for which a Client is liable).

Trading in Commodity Options

An option on a futures contract and an option on a physical commodity is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. CD may engage in the trading of options on behalf of its Clients.

Although successful option trading requires many of the same skills as does successful futures contract trading, the risks involved are somewhat different. For example, if CD, on behalf of its Clients, buys an option (either to sell or buy a futures contract or commodity), CD's Clients will be required to pay a "premium" representing the market value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, Clients may lose the entire amount of the premium. Conversely, if CD, on behalf of its Clients, sells an option (either to sell or buy a futures contract or commodity), CD's Clients will be credited with the premium but will have to deposit margin with the broker due to CD's Clients' contingent liability to deliver or accept the futures contract or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

Failure of a Client's FCM

Under CFTC regulations, FCMs are required to maintain a Client's assets in a segregated account. If a Client's FCM fails to do so, the Client may be subject to a risk of loss of the Client's funds on deposit with the Client's FCM in the event of its bankruptcy. In addition, under certain circumstances, such as the inability of another Client of the FCM or the FCM itself to satisfy substantial deficiencies in such other Client's account, a Client may be subject to a risk of loss of the Client's funds on deposit with the Client's FCM, even if such funds are properly segregated. In the case of any such bankruptcy or Client loss, a Client might recover, even in respect of property specifically traceable to the Client, only a pro rata share of all property available for distribution to all of the FCM's Clients.

Substantial Fees and Expenses

A Client is subject to brokerage commissions and marketing fees. Accordingly, a Client's net results from purchasing its protein and grain requirements will be reduced due to such commissions and

fees. A Client is responsible for bearing any and all expenses, losses and fees incurred as a result of maintaining and having CD trade the Client's account or following CD recommendations.

A Client, and not CD, is directly responsible for paying to its FCM all margins, option premiums, brokerage commissions, and expenses incurred in connection with transactions effected for the Client's account. Brokerage commissions may be substantial. No assurance can be given by CD as to any minimum or maximum number of transactions that will be entered into for a Client's account during any period for which the account is managed by CD.

Conflicts of Interest

The CD Protein and Grain Risk Management Program will be subject to certain conflicts of interest of CD. See "Conflicts of Interest."

General Uncertainty Concerning Future Regulatory Changes

United States commodities markets are subject to ongoing and substantial regulatory changes, and it is impossible to predict what statutory, administrative or exchange imposed restrictions may become applicable in the future or what impact such changes may have on the Protein and Grain Risk Management Program's prospects for profitability.

Possibility of a Change in the Relationship between Futures and Cash Prices

The effectiveness of the sale of a futures contract, the purchase of a put option, or the sale of a call option from the standpoint of the Client who desires to protect the price paid for its protein and grain requirements is dependent upon stable relationships between cash and futures prices. Material changes in this relationship can increase the price paid by Client for its protein and grain requirements.

The preceding list of risk factors does not purport to be a complete explanation of the risks associated with the Protein and Grain Risk Management Program. Each prospective Client who intends to trade futures interest contracts should carefully read this Disclosure Document, the Risk Disclosure Statement on the first page of this Disclosure Document, and the risk disclosure statements supplied by its FCM with particular care and give due consideration to the risks described therein. In addition, each prospective Client is urged to consult with the Client's financial advisor.

CONFLICTS OF INTEREST

Multiple Accounts

Because of the price volatility, occasional variations in liquidity and differences in order execution, it is impossible for CD to obtain identical trade execution of all its Clients. Such variations and differences may produce differences in performance among Client accounts over time. In an effort to treat its Clients fairly when block orders for Client accounts are filled at different prices, CD assigns trades on a systematic, non-preferential basis.

Brokerage Commissions

Because the Advisor is also registered with the CFTC as an Introducing Broker ("IB"), if a Client selects CD as its IB, the Advisor will have a conflict between its interest in recommending futures and

options transactions in the best interest of the Client and its interest in recommending a high volume of such transactions which would generate increased brokerage commission income to the IB.

CRMS Conflicts of Interest

In the course of performing advisory services hereunder, CD may recommend hedging transactions involving proprietary risk management products of its affiliates, including but not limited to, Cargill Risk Management Services, Inc. ("CRMS"). While a hedging transaction involving such products may result in a loss for Client, such transactions, whether resulting in losses or gains to Client, may generate additional revenues for CRMS, CD or other affiliates of CD.

Inconsistent Positions or Transactions

Cargill or its affiliates, including CD, may hold futures or options positions or engage in futures or options transactions that are inconsistent with the recommendations made to or transactions undertaken for Clients by CD.

Limited Liability

CD and certain of its principals, officers, employees, agents and affiliates may not be liable to Clients for errors in judgment or other acts or omissions not amounting to gross negligence or reckless or intentional misconduct, as a consequence of an indemnification provision included in the Advisory Services Agreement. Clients may have more limited rights of action than they would absent such a provision.

PERFORMANCE HISTORY

THE ADVISOR HAS NOT DIRECTED ANY CLIENT ACCOUNTS USING THE CD PROTEIN AND GRAIN RISK MANAGEMENT PROGRAM (WHICH IS THE OFFERED PROGRAM OF THIS DISCLOSURE DOCUMENT).

THE ADVISOR HAS DIRECTED CLIENT ACCOUNTS USING THE CAMS MODULE PROGRAM AND THE CES ENERGY RISK MANAGEMENT PROGRAM.

Due to the fact that the Advisor is involved in solely hedging operations, performance history of the CAMS Module Program offered by Cargill AgHorizons Marketing Services ("CAMS") and the CES Energy Risk Management Program offered by Cargill Energy Services ("CES") are not included herein. CAMS and CES are trade names of the Advisor.

EXHIBIT A

CLIENT INFORMATION QUESTIONNAIRE
[Only for Clients Who Are Individuals]

Under Rule 2-30 of the National Futures Association, our firm is required to obtain specified information about our individual futures Clients. Please assist us by completing the information requested below:

Client Name: ________________________________

Date of Birth: ________________________________

Home Address (street, city, state and zip):

____

____

Principal Occupation or Business:

____

Business Address and Telephone:

____

____

Annual Income for Previous Two Years:

- ☐ Less than $25,000 - Specify:
- ☐ $25,000 - $49,999
- ☐ $50,000 - $99,999
- ☐ $100,000 plus

Estimated Annual Income for Current Year:

- ☐ Less than $25,000 - Specify:
- ☐ $25,000 - $49,999
- ☐ $50,000 - $99,999
- ☐ $100,000 plus

Estimated Net Worth:

- ☐ Less than $50,000 - Specify:
- ☐ $50,000 - $99,999
- ☐ $100,000 - $249,999
- ☐ $250,000 - $499,999
- ☐ $500,000 - $999,999
- ☐ $1,000,000 plus

Previous Investment and Futures Trading Experience (please describe in some detail, if applicable):

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____

____

Date: ____________ Signed: ________________________

AUTHORIZATION TO PAY FEES

First Capitol Group, LLC

Applied Technology Center

One Insight Drive

Platteville, WI 53818-0025

You are hereby authorized to deduct and remit directly to Cargill Direct (the "Advisor") such fees ("Fees") as CD requests on a monthly basis.

CD will inform you of the exact amounts due on the agreed upon payment dates. The undersigned acknowledges and agrees that CD is solely responsible for the computation of Fees and authorizes you to rely on remittance instructions submitted by CD, completely without regard to amount and without further direction or confirmation from the undersigned.

The authorization will continue in effect until you have received written notice terminating it from the undersigned. Such notice will be mailed or delivered to the Advisor by the undersigned.

Client(s) Signatures(s)

GATEWAY ETHANOL, L.L.C.

BY: [signature]

H. Richard Jarboe, President

Client(s) Address(es)

1320 East First
Pratt, KS 67124

Date: February 15, 2006

ACKNOWLEDGMENT OF RECEIPT OF CARGILL DIRECT DISCLOSURE DOCUMENT

Gentlemen:

This is to acknowledge that I have received a copy of the January 12, 2006 Disclosure Document detailing the Protein and Grain Risk Management Program of Cargill Direct.

I understand the risks of commodity trading and represent to Cargill Direct that the Protein and Grain Risk Management Program described in such Disclosure Document would be appropriate for me in light of my financial circumstances.

Read and Acknowledged by:

GATEWAY ETHANOL, L.L.C.

Client's Signature

H. Richard Jarboe, President

February 15, 2006

Date

ARBITRATION AGREEMENT

The undersigned ("Client") hereby agrees that any claim, dispute or controversy ("dispute") between Client and Cargill Direct ("CD") or any of CD's employees, principals, affiliates, or agents, or its or their respective successors or assigns ("affiliated persons") arising directly or indirectly from or otherwise in connection with: any commodity futures account of Client managed by CD; the foregoing Advisory Services Agreement or any other document or agreement now or hereafter existing that relates to any of Client's accounts managed by CD; or any transaction effected pursuant to such agreement or document shall, except as provided below, be resolved by binding arbitration before a forum chosen in accordance with the following procedure.

At such time as Client notifies CD that Client intends to submit a dispute to arbitration, or at such time as CD or any of its affiliated persons notifies Client that CD or any of its affiliated persons intends to submit a dispute to arbitration, Client will have the opportunity to choose a forum from a list of two or more qualified forums provided by CD. A "qualified forum" is an organization whose procedures for conducting arbitrations comply with the requirements of Commodity Futures Trading Commission ("CFTC") Rule 180.2.

As required by CFTC regulations, CD or any of CD's affiliated persons who is a party to any dispute arbitrated pursuant to this Arbitration Agreement shall pay any additional fees which may be assessed by the arbitrators for a mixed arbitration panel, unless the arbitrators determine that Client has acted in bad faith in initiating or conducting the arbitration. A "mixed arbitration panel" is an arbitration panel composed of at least one or more persons, of which at least a majority are not members or associated with a member of a contract market or employee thereof, and which are not otherwise associated with a contract market.

Any reward rendered in any arbitration conducted pursuant to this Arbitration Agreement shall be final and binding on and enforceable against Client in accordance with the substantive law of Illinois, and judgment may be entered on any such award by any court having jurisdiction thereof.

THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSIONS ("CFTC"), AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

BY SIGNING THIS AGREEMENT, YOU (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW; AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR CD OR ANY OF ITS AFFILIATED PERSONS MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY

EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF CD OR ANY OF ITS AFFILIATED PERSONS INTEND TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 "REPARATION" PROCEEDING BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

YOU NEED NOT SIGN THIS AGREEMENT TO OPEN AN ACCOUNT WITH CD. SEE 17 CFR 180.1-180.5.

Signature(s) of Client(s)

GATEWAY ETHANOL, L.L.C.

BY: /s/ H. Richard Jarboe

H. Richard Jarboe, President

Name(s) of Client(s)

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____

____

Date: February 15, 2006